                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholders
Jones Medical Industries, Inc.

We have audited the accompanying consolidated balance sheets of Jones Medical Industries, Inc. as of December 31, 1995 and 1994, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the consolidated financial statements of Galen Drugs of Florida, Inc., (acquired by the Company in a business combination accounted for as a pooling of interests, as described in Note 1 to the consolidated financial statements of Jones Medical Industries, Inc.) which statements reflect total assets of $10,649,322 and $7,522,655 as of September 30, 1995 and 1994,
respectively and total revenues of $18,394,720, $14,605,172 and $12,405,460 for each of the three years in the period ended September 30, 1995, respectively. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for Galen Drugs of Florida, Inc., is based solely upon the reports of the other auditors.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audits and the report of the other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Jones Medical Industries, Inc. at December 31, 1995 and 1994, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

As discussed in Note 10 to the consolidated financial statements, in 1993, the Company changed its method of accounting for income taxes.

                                                ERNST & YOUNG LLP

St. Louis, Missouri
February 12, 1996, except for the first
paragraph of Note 4 as to which the date is March 18, 1996 and except for Note 1 as to which the date is August 30, 1996